Exhibit 10.3

                                    PUT-CALL
                                OPTION AGREEMENT

            This PUT-CALL OPTION AGREEMENT (the "Agreement"), dated as of January 1, 2002, is made by and among THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (the "Master Partnership"), NK-CR HOLDINGS LLC, a Delaware limited liability company ("NK-CR"), and HOLDINGS SUBSIDIARY LLC, a Delaware limited liability company wholly-owned, directly and indirectly, by NK-CR ("Holdings").

            WHEREAS, (i) NK-CR is the sole limited partner of, and holder of 99% of the economic interests in, T-Two Partners, L.P., a Delaware limited partnership ("T-Two Partners"), and (ii) Holdings is the sole general partner of, and holder of 1% of the economic interests in, T-Two Partners;

            WHEREAS, T-Two Partners is the sole beneficial and record owner of the Grantor Trust T-2 Certificate (the "T-2 Certificate") issued under the Second Amended and Restated Grantor Trust Agreement, dated as of April 1,1999, among NK-CR T-1 Seller LLC, T-Two Partners, Midland Loan Services, Inc. and LaSalle National Bank, as Grantor Trust Trustee (the "Grantor Trust Agreement"), which Certificate represents indirect interests in second mortgages of 74 partnerships owning commercial net lease properties and managed by The Newkirk Group (the "Newkirk Partnerships") and 11 other partnerships owning commercial net lease properties and managed by The Newkirk Group;

            WHEREAS, the Newkirk Partnerships, the Master Partnership and the Newkirk Group are on the date hereof consummating the Exchange (as defined in the Consent Solicitation Statement/Offering Circular of the Newkirk Partnerships and the Master Partnership dated October 23, 2001; hereinafter the "Consent Solicitation Statement"), pursuant to which, among other things, (i) 90 of the Newkirk Partnerships will be merged into subsidiaries of the Master Partnership,
(ii) certain limited partners in non-participating Newkirk Partnerships who voted in favor of the Exchange will contribute to the Master Partnership their limited partnership interests in those Newkirk Partnerships, and (iii) the Newkirk Group will contribute various other assets to the Master Partnership; in each case, in exchange for units of limited partnership interests in the Master Partnership ("Units"); and

            WHEREAS, in connection with the Exchange, the parties wish to provide for the Put Option and Call Option described below on the terms and subject to the conditions set forth in this Agreement.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                          GRANT OF PUT AND CALL OPTIONS

            Section 1.01 Grant of Put Option. The Master Partnership hereby irrevocably grants to NK-CR and Holdings the right and option (the "Put Option"), exercisable by NK-CR and Holdings jointly and not severally in the manner provided in Section 2.01 below, to cause the Master Partnership to acquire from NK-CR and Holdings all of their respective partnership interests in T-Two Partners (whether now owned or hereafter acquired, collectively, the "Option Interests"), including, without limitation, the right of NK-CR and Holdings to cause the Master Partnership and/or its designee(s) to be substituted as sole general partner and sole limited partner of T-Two Partners.

            Section 1.02 Grant of Call Option. NK-CR and Holdings hereby, jointly and severally, irrevocably grant to the Master Partnership the right and option (the "Call Option"), exercisable by the Master Partnership in the manner provided in Section 2.02 below, to acquire from NK-CR and Holdings, respectively, the Option Interests, including, without limitation, the right of the Master Partnership and/or its designee(s) to be substituted as sole general partner and sole limited partner of T-Two Partners. The Call Option shall only be exercisable if NK-CR and Holdings shall not have exercised the Put Option prior thereto in accordance with the terms of this Agreement.

            Section 1.03 Issuance of Units as Consideration. In consideration of the sale and transfer of the Option Interests to the Master Partnership pursuant to NK-CR's and Holdings' exercise of the Put Option, the Master Partnership shall issue to NK-CR and Holdings and/or their respective designees, the aggregate number of Units determined in accordance with the first sentence of
Section 1.04(a). In consideration of the sale and transfer of the Option Interests to the Master Partnership pursuant to its exercise of the Call Option, the Master Partnership shall issue to NK-CR and Holdings and/or their respective designees, the aggregate number of Units determined in accordance with the second sentence of Section 1.04(a).

            Section 1.04 Determination of Number of Units to be Issued.

            (a) The aggregate number of Units to be issued to NK-CR and Holdings and/or their respective designees upon the exercise by NK-CR and Holdings of the Put Option shall equal 100% of the quotient of (i) T-2 Value, divided by (ii) the Per Unit Value (each as defined below). The aggregate number of Units to be issued to NK-CR and Holdings and/or their respective designees upon the exercise by the Master Partnership of the Call Option shall equal 115% of the quotient of
(i) T-2 Value, divided by (ii) the Per Unit Value.

            (b) As used in this Section 1.04, "T-2 Value" means an amount equal to the excess of (A) the sum of (1) the outstanding balance of all Contract Receivables (as defined in the Grantor Trust Agreement) at the time of the Closing (as defined in Section 2.03), plus (2) the amount of cash held at the time of the Closing by T-Two Partners and by the Grantor Trust (as defined in the Grantor Trust Agreement) for the benefit of the holder of the T-2 Certificate, plus (3) the aggregate assumed value of all properties foreclosed on by the Grantor Trust or T-Two Partners prior to the Closing that had previously secured any Contract Receivables, which for this purpose, shall equal the allocable scheduled balance of the Contract Receivables that would have been outstanding at the time of the Closing had such foreclosures not occurred, over
(B) the sum of (1) the outstanding balance at the time of the Closing of the Grantor Trust T-1 Certificate (as defined in the Grantor Trust Agreement), including, without limitation, any accrued and unpaid interest thereon and any other amounts due thereunder, plus (2) the aggregate amount (if any) owed at the time of the Closing by the Grantor Trust to the trustee or servicer under the Grantor Trust Agreement or to other third parties, plus (3) the aggregate amount of all other liabilities (other than contingent liabilities) of T-Two Partners outstanding at the time of the Closing.


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

            (c) As used in this Section 1.04, "Per Unit Value" means an amount equal to the quotient of (A) an amount equal to the excess of (a) the sum of (1) $798,177,089, plus (2) the value ascribed by the Master Partnership as of the date of acquisition of all additional non-cash assets acquired by the Master Partnership following the consummation of the Exchange, other than to the extent acquired with sales or financing proceeds or in exchange for securities that are not equity securities (i.e., securities conferring creditors' rights on the holders thereof at the time of issuance), but including assets acquired in exchange for securities that may be converted into or are exchangeable for Units or other equity securities of the Master Partnership at the option of either (or both) of the Master Partnership or the holders of such securities, plus (3) the amount of net current assets (i.e., cash (other than from sales or financing proceeds) and current receivables, less current payables) of the Master Partnership at the time of the Closing, plus (4) the aggregate amount of principal payments made from cash derived from the operations of the Master Partnership with respect to (x) the loan to the Master Partnership (the "Fleet Loan") contemplated to be made by Fleet National Bank and the other lenders (collectively, "Fleet"), (y) any other loan to the Master Partnership the proceeds of which were distributed to the holders of Units and (z) any loan to the extent the proceeds of such loan are used to refinance a loan described in
(x) or (y) of this clause (4), over (b) the sum of (1) the aggregate amount of sales and financing proceeds distributed to holders of the Units at any time following the consummation of the Exchange, including, without limitation, distributions made to the holders of Units from the proceeds of the Fleet Loan, plus (2) the aggregate liquidation preference amount of all equity securities (other than Units) of the Master Partnership that are not convertible into or exercisable or exchangeable for Units, divided by (B) the sum of (1) the number of Units outstanding at the time of the Closing, plus (2) the number of Units that may be issued with respect to any convertible or exchangeable securities, options, warrants or similar rights which are then outstanding that entitle the holder thereof to acquire Units.

            (d) For purposes of determining the Per Unit Value under Section 1.04(c), the following assumptions shall be made: (i) all distributions by the Master Partnership (other than from proceeds of the Fleet Loan and any other loan the proceeds of which enable the Master Partnership to make an extraordinary distribution to its partners) shall be deemed to have been made first from the Master Partnership's cash flow from operations during the preceding twelve (12) month period; (ii) all scheduled principal payments made out of funds previously reserved therefor, including "balloon" payments to the extent reserves for such payment shall have been maintained, shall be deemed to have been made first from the Master Partnership's cash flow from operations for the period to which such payment relates; and (iii) all principal prepayments, "balloon" payments or other unscheduled principal amortization payments (other than payments made from reserves as provided in (ii) above) made by the Master Partnership shall be deemed to have been made first from sales and financing proceeds received by the Master Partnership during the preceding twelve (12) month period.


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

            Section 1.05 Reorganization, Reclassification, Consolidation, Merger, Incorporation or Conversion; Other Actions Affecting Units.

            (a) If the Master Partnership shall reorganize its capital, reclassify its Units, consolidate or merge with or into another person or entity (where the Master Partnership is not the survivor), incorporate or convert into another entity and, pursuant to the terms of such reorganization, reclassification, consolidation, merger, incorporation or conversion, equity securities of the Master Partnership or the successor entity ("Equity Securities") are to be received by or distributed to the holders of Units, then NK-CR and Holdings and/or their respective designees shall have the right to receive, upon the effectiveness of the exercise of the Put Option or Call Option, the number and type of Equity Securities of the Master Partnership or the successor entity, as applicable that, in the good faith reasonable judgment of the general partner of the Master Partnership or its successor, most nearly equals the value of the number of Units to which NK-CR and Holdings would have been entitled had such reorganization, reclassification, consolidation, merger, incorporation or conversion not occurred. In the event of any such reorganization, reclassification, consolidation, merger, incorporation or conversion, the successor person or entity (if other than the Master Partnership) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Master Partnership and all the obligations and liabilities hereunder. The foregoing provisions of this Section 1.05 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, incorporations or conversions.

            (b) If any event affecting the Units occurs as to which the provisions of Section 1.05(a) are not strictly applicable or if strict application would not protect fairly the rights of NK-CR or Holdings in accordance with the essential intent and principles of the provisions of this
Article I, the Master Partnership (or its successor) shall in good faith take such action as may be necessary or appropriate to protect the rights of NK-CR and Holdings as set forth herein against impairment.

                                   ARTICLE II.

                  EXERCISE AND CLOSING OF PUT AND CALL OPTIONS

            Section 2.01 Method of Exercise of Put Option. NK-CR and Holdings may exercise the Put Option by giving prior written notice of such exercise to the Master Partnership at any time during October 2007. Such notice shall set forth the date on which NK-CR and Holdings intend for the Master Partnership to acquire the Option Interests, which date shall be no earlier than December 1, 2007 and no later than December 31, 2007. Any such exercise of the Put Option shall be effective, and the closing of the acquisition of the Option Interests upon such exercise (the "Put Option Closing") shall occur, on the later to occur of (x) the date specified in such notice or (y) the first day following the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable to the acquisition of the Option Interests (the "Put Option Closing Date").

            Section 2.02 Method of Exercise of Call Option. The Master Partnership may exercise the Call Option by giving prior written notice of such exercise to NK-CR and Holdings at any time during December 2007. Such notice shall set forth the date on which the Master Partnership intends to acquire the Option Interests, which date shall be no earlier than January 1, 2008 and no later than January 31, 2008. Any such exercise of the Call Option shall be effective, and the closing of the acquisition of the Option Interests upon such exercise (the "Call Option Closing") shall occur, on the later to occur of (x) the date specified in such notice or (y) the first business day following the expiration of all waiting periods under the HSR Act, if applicable (the "Call Option Closing Date"); provided, however, that the exercise of the Call Option shall not be effective and the Call Option Closing shall not occur if a notice of exercise of the Put Option shall have been given pursuant to Section 2.01 and either an exercise of the Put Option shall have become effective prior thereto in accordance with the provisions of this Agreement or the parties shall then be awaiting clearance or approval under the HSR Act.

            Section 2.03 Closing. The Put Option Closing and the Call Option Closing, as applicable (each such closing, the "Closing"), shall be held at the offices of the Master Partnership, at 10:00 a.m. local time, on the Put Option Closing Date or Call Option Closing Date, as applicable, or at such other place or at such other time as the parties agree in writing. At the Closing, (i) NK-CR and Holdings shall deliver to the Master Partnership (x) an executed assignment of partnership interests in T-Two Partners, in the form attached hereto as Exhibit A, pursuant to which the Master Partnership shall acquire all of the then outstanding limited and general partnership interests in T-Two Partners,
(y) an executed written withdrawal in the form attached hereto as Exhibit B, pursuant to which each of NK-CR and Holdings shall withdraw as limited partner and general partner, respectively, of T-Two Partners and (z) all documents and instruments required under the limited partnership agreement of the Master Partnership for admission as a limited partner of the Master Partnership, duly executed by NK-CR and Holdings and/or their respective designees, as applicable and (ii) the Master Partnership shall issue to NK-CR and Holdings and/or their respective designees (x) the aggregate number of Units determined in accordance with the applicable provisions of Section 1.04(a), which Units shall be validly issued, fully paid and nonassessable and free and clear of any liens, claims, encumbrances, charges, security interest, options, rights of first refusal or restriction of any kind of nature (collectively, "Liens") (other than those granted by NK-CR and Holdings and/or their respective designees), and (y) an executed written acceptance of substitution in the form attached hereto as Exhibit C, pursuant to which the Master Partnership and/or its designees agree to be substituted as sole general partner and limited partner of T-Two Partners. Notwithstanding the foregoing or anything to the contrary that may be set forth in this Agreement, there shall be no requirement for the Option Interests or the T-2 Certificate to be free of any Liens at the time of the Closing.

                                  ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF NK-CR AND HOLDINGS

      Each of NK-CR and Holdings hereby represents and warrants, jointly and severally, to the Master Partnership as follows:

            Section 3.01 Organization, Good Standing and Qualification. Each of NK-CR and Holdings is a limited liability company duly organized, validly existing and in good standing


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

under the laws of the State of Delaware and each has all requisite limited liability company power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease all of the assets owned or leased by it. T-Two Partners is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own the T-2 Certificate. Each of NK-CR, Holdings and T-Two Partners is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its respective assets or businesses.

            Section 3.02 Organizational Documents; Ownership of T-Two Partners. NK-CR and Holdings have provided to the Master Partnership true and complete copies of the Certificate of Limited Partnership and Limited Partnership Agreement of T-Two Partners as currently in effect. NK-CR is the record and beneficial owner of a 99% interest in T-Two Partners, and Holdings is the record and beneficial owner of a 1% interest in T-Two Partners, in each case, free and clear of all Liens other than the Liens granted to (i) Capital Trust pursuant to the Pledge and Security Agreement dated as of August 1, 1998 by NK-CR in favor of Capital Trust (the "Cap Trust Pledge Agreement") and (ii) Fleet under an Ownership Pledge and Security Agreement by NK-CR in favor of Fleet (the "Fleet Pledge Agreement"). NK-CR is the sole limited partner of T-Two Partners and Holdings is the sole general partner of T-Two Partners.

            Section 3.03 Options or Other Rights. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from T-Two Partners or from NK-CR or Holdings any voting or economic interests in T-Two Partners or any interest in the T-2 Certificate, except for this Agreement.

            Section 3.04 Ownership of T-2 Certificate; No Other Business or Assets. T-Two Partners is the sole record and beneficial owner of the T-2 Certificate. The sole business activity of T-Two Partners is to act as an investment vehicle to own the T-2 Certificate. T-Two Partners does not conduct any other business activity and does not own or have any beneficial interest in any asset other than the T-2 Certificate. T-2 Partners has no employees.

            Section 3.05 Authority; Enforceability. Each of NK-CR and Holdings has full limited liability company power and authority to enter into this Agreement and all of the other documents contemplated hereby and to consummate the transactions contemplated hereby, including, without limitation, the ability to transfer their respective partnership interests in T-Two Partners to the Master Partnership. The execution, delivery and performance by each of NK-CR and Holdings of this Agreement and all of the other documents contemplated hereby have been duly authorized by all requisite limited liability company action. This Agreement has been duly executed and delivered by each of NK-CR and Holdings and constitutes a valid and binding obligation of each of NK-CR and Holdings, enforceable against each of them in accordance with its terms.


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

            Section 3.06 No Violation; Consents. Except for the Cap Trust Pledge Agreement, neither NK-CR or Holdings nor T-Two Partners is subject to or bound by any portion of:

            (i) any law, statute, rule, regulation or judicial or administrative decisions,

            (ii) any certificate of limited partnership, certificate of formation, limited liability company agreement or limited partnership agreement,

            (iii) any mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

            (iv)  any judgment, order, writ, injunction or decree,

that would prevent or be violated by or that would result in the creation of any Lien as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by either NK-CR or Holdings of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of or declaration or filing with any person or entity or any governmental or regulatory body is required for the valid execution, delivery and performance by NK-CR or Holdings of this Agreement or the consummation of the transactions contemplated hereby, except for any filings that may be required in connection with the exercise of the Put Option or Call Option under the HSR Act.

                                   ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF THE MASTER PARTNERSHIP

      The Master Partnership represents and warrants to NK-CR and Holdings as follows:

            Section 4.01 Organization, Good Standing and Qualification. The Master Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease all of the assets owned or leased by it. The Master Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its assets or business.

            Section 4.02 Organizational Documents. The Master Partnership has provided NK-CR and Holdings true and complete copies of the Certificate of Limited Partnership and the Limited Partnership Agreement of the Master Partnership as currently in effect.

            Section 4.03 Authority; Enforceability. The Master Partnership has full limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Master Partnership of this Agreement and all of the other documents contemplated hereby has been duly authorized by all requisite limited partnership action. This Agreement has been duly executed and delivered by the Master Partnership and constitutes a valid and binding obligation of the Master Partnership, enforceable against it in accordance with its terms.


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

            Section 4.04 No Violation; Consents. The Master Partnership is not subject to or bound by any provision of:

            (i) any law, statute, rule, regulation or judicial or administrative decision,

            (ii) any certificate of limited partnership or limited partnership agreement,

            (iii) any mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

            (iv)  any judgment, order, writ, injunction or decree,

that would prevent or be violated by or that would result in the creation of any Lien as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by the Master Partnership of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of or declaration or filing with any person or entity or any governmental or regulatory body is required for the valid execution, delivery and performance by the Master Partnership of this Agreement or the consummation of the transactions contemplated hereby, except for any filings that may be required in connection with the exercise of the Put Option or Call Option under the HSR Act.

                                   ARTICLE V.

                         COVENANTS OF NK-CR AND HOLDINGS

            Section 5.01 Fulfillment of Conditions. NK-CR and Holdings shall cause (i) all of the representations and warranties of NK-CR and Holdings contained in Article III hereof to be true and correct at and as of the time of the Closing as though such representations and warranties were made at and as of such time (except as otherwise set forth in the proviso contained in Section 7.01) and (ii) all of the conditions to the Master Partnership's obligations set forth in Article VII of this Agreement to be fulfilled; provided, however, that neither NK-CR nor Holdings shall be deemed to be in breach of this Section 5.01 for failing to cause any such representation or warranty to be true and correct at and as of the time of the Closing or for any such condition to be so fulfilled if to do so would violate applicable law.

            Section 5.02 HSR Act. Promptly following its giving of a notice of exercise of the Put Option to the Master Partnership pursuant to Section 2.01 or its receipt of a notice of exercise of the Call Option pursuant to Section 2.02, NK-CR and Holdings shall, if required by applicable laws to consummate the exercise of either such option, promptly file with the United States Department of Justice and the United States Federal Trade Commission any information and documents required under the HSR Act in connection with such exercise and shall promptly notify the Master Partnership of any communications in respect of such filing(s) from the Department of Justice or the Federal Trade Commission. NK-CR and Holdings shall promptly furnish to the Master Partnership (a) copies of all pleadings, notices or other communications received by NK-CR and Holdings that relate to the transactions contemplated by this Agreement and (b) all other information in their possession as may be necessary for completion of the reports or notifications to be filed by the Master Partnership under the HSR Act.


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

                                   ARTICLE VI.

                       COVENANTS OF THE MASTER PARTNERSHIP

            Section 6.01 Fulfillment of Conditions. The Master Partnership shall cause (i) all of its representations and warranties contained in Article IV hereof to be true and correct at and as of the time of the Closing as though such representations and warranties were made at and as of such time and (ii) all of the conditions to NK-CR's and Holdings' obligations set forth in Article VIII of this Agreement to be fulfilled; provided, however, that the Master Partnership shall not be deemed to be in breach of this Section 6.01 for failing to cause any such representation or warranty to be true and correct at and as of the time of the Closing or for any such condition to be so fulfilled if to do so would violate applicable law.

            Section 6.02 HSR Act. Promptly following its receipt of a notice of exercise of the Put Option from NK-CR and Holdings pursuant to Section 2.01 or its giving of a notice of exercise of the Call Option pursuant to Section 2.02, the Master Partnership, if required by applicable law to consummate the exercise of either such option, shall promptly file with the United States Department of Justice and the United States Federal Trade Commission any information and documents required under the HSR Act in connection with the transactions contemplated hereby and shall promptly notify NK-CR and Holdings of any communications in respect of such filing(s) from the Department of Justice or the Federal Trade Commission. The Master Partnership shall promptly furnish to NK-CR and Holdings (a) copies of all pleadings, notices or other communications received by the Master Partnership that relate to the transactions contemplated by this Agreement and (b) all other information in its possession as may be necessary for completion of the reports or notifications to be filed by NK-CR and Holdings under the HSR Act.

                                  ARTICLE VII.

               CONDITIONS TO THE MASTER PARTNERSHIP'S OBLIGATIONS

            All obligations of the Master Partnership under this Agreement to effect the Closing are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Master Partnership in its sole discretion:

            Section 7.01 Representations and Warranties True at the Closing Date. The representations and warranties of NK-CR and Holdings contained in
Article III hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time; provided, however, that (i) there shall be no requirement for any Liens to be outstanding at the time of the Closing in favor of Cap Trust or Fleet as set forth in Section 3.02 or for the T-2 Certificate or the Option Interests to be free of any Liens at the time of the Closing and (ii) the assets of T-Two Partners at the time of the Closing may consist of the T-2 Certificate, cash and properties foreclosed on by the Grantor Trust or T-Two Partners which had previously secured any Contract Receivables.


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

            Section 7.02 NK-CR's and Holdings' Performance. NK-CR and Holdings shall have performed and complied with all covenants and agreements on their part required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

            Section 7.03 Certificates. The Master Partnership shall have received (1) a certificate of the managing member of each of NK-CR and Holdings, dated as of the date of the Closing, certifying to the fulfillment on the part of NK-CR and Holdings of the conditions specified in Sections 7.01 and 7.02 and
(2) a certificate of the managing member of each of NK-CR and Holdings, dated as of the date of the Closing, setting forth the resolutions approving this Agreement and all other documents required hereby and authorizing the transactions contemplated hereby.

            Section 7.04 Removal of Restrictions. NK-CR and Holdings shall have caused the termination or elimination of all prohibitions, restrictions or limitations contained in any agreement to which either is a party (including, without limitation, the Cap Trust Pledge Agreement and any successor or replacement agreement) which prohibits or adversely affects either the transferability of the Option Interests or the T-2 Certificate or the ability of NK-CR or Holdings to effect the Closing.

            Section 7.05 Indemnification Agreement. NK-CR and Holdings shall have executed and delivered to the Master Partnership the indemnification agreement in substantially the form of Exhibit D hereto (the "Indemnification Agreement"), pursuant to which NK-CR and Holdings jointly and severally agree to indemnify the Master Partnership against all losses, damages, costs and other expenses suffered or incurred by the Master Partnership as a result of (i) any contingent obligations of T-Two Partners that exist as of the time of the Closing, and (ii) any exercise following the Closing by any secured party (including, without limitation, Cap Trust under the Cap Trust Pledge Agreement) of its rights against the Option Interests or the T-2 Certificate with respect to Liens that exist as of the time of the Closing (other than Liens granted by NK-CR or Holdings to secure obligations of the Master Partnership, including, without limitation, obligations of the Master Partnership under the Fleet Loan).

            Section 7.06 Pledge Agreement. NK-CR, Holdings and their respective designees, if any, to whom Units are to be issued at the Closing pursuant to
Section 2.03 shall have executed and delivered to the Master Partnership the pledge agreement in substantially the form of Exhibit E hereto, pursuant to which NK-CR, Holdings and such designees shall pledge such Units to the Master Partnership as security for the obligations of NK-CR and Holdings under the Indemnification Agreement.

            Section 7.07 HSR Act. All notification filings required to be made under the HSR Act shall have been made, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired; provided, however, that the Master Partnership may not rely on the condition set forth in this Section 7.07 if the failure to obtain the requisite approvals or clearances under the HSR Act is a result of the Master Partnership's failure to take all necessary action in accordance with Section 6.02.


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

                                  ARTICLE VIII.

                 CONDITIONS TO NK-CR'S AND HOLDINGS' OBLIGATIONS

            All obligations of NK-CR and Holdings under this Agreement to effect the Closing are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by NK-CR and Holdings in their sole discretion:

            Section 8.01 Representations and Warranties True at the Closing Date. The representations and warranties of the Master Partnership contained in
Article IV hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

            Section 8.02 The Master Partnership's Performance. The Master Partnership shall have performed and complied with all covenants and agreements on its part required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

            Section 8.03 Certificates. NK-CR and Holdings shall have received
(1) a certificate of the general partner of the Master Partnership, dated as of the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 8.01 and 8.02, and (2) a certificate of the general partner of the Master Partnership, dated as of the date of the Closing, setting forth the resolutions approving this Agreement and all other documents required hereby and authorizing the transactions contemplated hereby.

            Section 8.04 HSR Act. All notification filings required to be made under the HSR Act shall have been made, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired; provided, however, that NK-CR nor Holdings may not rely on the condition set forth in this Section 8.04 if the failure to obtain the requisite approvals or clearances under the HSR Act is a result of NK-CR's or Holdings' failure to take all necessary action in accordance with Section 5.02.

                                   ARTICLE IX.

                              RESTRICTED SECURITIES

            Section 9.01 Option Interests. The Master Partnership acknowledges and agrees that:

            (a) the offer and sale of the Option Interests to be acquired by the Master Partnership hereunder upon exercise of the Put Option or Call Option have not been registered under the United States Securities Act of 1933, as amended, or the securities laws of any other jurisdiction;


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

            (b) the Option Interests will be acquired by the Master Partnership for its own account and not on behalf of any other person or entity in a manner that would violate, or cause the violation of, the securities laws of any jurisdiction;

            (c) the Option Interests will be acquired solely for investment and without any present view to, or for sale in connection with, any distribution thereof to any other person or entity; and

            (d) the Master Partnership has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its acquisition of the Option Interests.

            Section 9.02 Offer and Sale of Units. NK-CR and Holdings each acknowledges and agrees that:

            (a) the offer and sale of the Units to be acquired by NK-CR and Holdings and/or their respective designees hereunder have not been registered under the United States Securities Act of 1933, as amended, or the securities laws of any other jurisdiction;

            (b) the Units will be acquired by NK-CR and Holdings and/or their respective designees for their own account and not on behalf of any other person or entity in a manner that would violate, or cause the violation of, the securities laws of any jurisdiction;

            (c) the Units will be acquired solely for investment and without any present view to, or for sale in connection with, any distribution thereof to any other person or entity; and

            (d) each of NK-CR and Holdings and/or their respective designees has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its acquisition of the Units.

                                   ARTICLE X.

                                   TERMINATION

            This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with the terms of Section 11.11 hereof:

            (a) by the unanimous written consent of NK-CR, Holdings and the Master Partnership; or

            (b) by any of such parties if the Closing shall not have occurred on or before February 1, 2008; provided, however, that (i) the right to terminate this Agreement under this paragraph (b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date and (ii) such date shall be automatically extended as necessary where the failure to close is a result of failing to obtain the necessary clearance or approval under the HSR Act and any of the parties is in good faith reasonably continuing to pursue such clearance or approval.

This Agreement shall automatically terminate without further action of the parties if neither the Put Option nor the Call Option shall have been timely exercised in accordance with Sections 2.01 and 2.02, respectively.

                                   ARTICLE XI.

                                  MISCELLANEOUS

            Section 11.01 No Other Relationship; No Alteration of Contracts Receivables. This Agreement shall not constitute any party as the legal representative or agent of any other, nor shall any party have the right or authority to assume, create or incur any liability or obligation, express or implied, in the name of, or on behalf of, any other party. This Agreement is not intended to create and shall not be construed to create, a relationship of partnership, joint venture or association for profit between any of the parties. This Agreement is not in any way intended to alter, and shall not be construed to alter, the terms of the Contract Receivables, which shall remain in full force and effect.

            Section 11.02 Expenses. Each of the parties hereto shall bear its own expenses associated with the negotiation and execution of the Agreement and the consummation of the transactions contemplated hereby including, without limitation, legal and accounting fees and expenses.

            Section 11.03 Amendments; Waivers. The provisions of this Agreement may be amended and each of the parties may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if each of the other parties has consented in writing to such amendment, action or omission. No such consent with respect to any such action or omission shall operate as a consent to, waiver of, or estoppel with respect to, any other or subsequent action or omission. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or at equity.

            Section 11.04 Survival of Representations and Warranties. Regardless of any examinations, inspections or investigations which the parties or their authorized representatives shall have made prior to or on the date of this Agreement or prior to or on the date of the Closing, the representations, warranties and covenants set forth in this Agreement shall survive the exercise of the Put Option or Call Option, as applicable, for the period of the applicable statue of limitations.

            Section 11.05 No Assignment; Successors and Assigns. No party shall assign any of its rights or obligations under this Agreement without prior written consent of each of the other parties hereto, except that the Master Partnership may assign its rights under this Agreement to Fleet as security for the Master Partnership's obligations to pay all amounts owed under the loan documents with respect to the Fleet Loan. All agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

            Section 11.06 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            Section 11.07 Descriptive Headings and Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless otherwise indicated, references to Articles and Sections herein are references to Articles and Sections of this Agreement.

            Section 11.08 Governing Law. This Agreement and the rights and duties of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

            Section 11.09 Arbitration. Any dispute arising out of, or relating to, this Agreement or the breach thereof, or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered in any court having jurisdiction and enforcement may be obtained thereon in any such court. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in Section 11.11.

            Section 11.10 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

            Section 11.11 Notices. Any notice pursuant to the terms and conditions of this Agreement shall be in writing and either (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service with delivery receipt required; or
(d) sent by facsimile transfer and acknowledged by recipient, and will be deemed to have been given when received by the party to whom addressed. Notices shall be directed as follows:

If to the Master Partnership:         The Newkirk Master Limited Partnership
                                      7 Bulfinch Place
                                      Suite 500
                                      Boston, MA  02114
                                      Facsimile No.: (617) 470-4710

If to NK-CR or Holdings:              NK-CR Holdings LLC
                                      Holdings Subsidiary LLC
                                      7 Bulfinch Place
                                      Suite 500
                                      Boston, MA  02114
                                      Facsimile No.: (617) 570-4710

Any party may change its address or the person to notify by a notice delivered in accordance with this Section 11.11.

            Section 11.12 Costs of Enforcement. In any action brought to enforce any right of any party to this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including, without limitation, reasonable attorneys' fees).

            Section 11.13 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among the parties with respect thereto.

            Section 11.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Put-Call Option Agreement to be executed as of the date first above written.

                                         THE NEWKIRK MASTER LIMITED PARTNERSHIP

                                         By: MLP GP LLC, its general partner

                                         By: Newkirk MLP Corp., its manager

                                         By: /s/ Peter Braverman
                                             -----------------------------------
                                             Peter Braverman
                                             Executive Vice President


                                         NK-CR HOLDINGS LLC

                                         By: Newkirk Manager Corp., its manager

                                         By: /s/ Peter Braverman
                                             -----------------------------------
                                             Peter Braverman
                                             Executive Vice President


                                         HOLDINGS SUBSIDIARY LLC

                                         By: NK-CR Holdings, LLC,
                                             its managing member

                                         By: Newkirk Manager Corp.
                                             it manager

                                         By: /s/ Peter Braverman
                                             -----------------------------------
                                             Peter Braverman
                                             Executive Vice President


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